UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 16, 2019

Date of Report (date of earliest event reported)

Franchise Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1716 Corporate Landing Parkway Virginia Beach, Virginia		23454
(Address of Principal Executive Offices)		(ZIP Code)

(757) 493-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FRG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Vitamin Shoppe Term Loan

On December 16, 2019, Vitamin Shoppe Industries, LLC, a New York limited liability company (“Vitamin Shoppe Industries”) and an indirect subsidiary of Franchise Group, Inc., and the direct and indirect subsidiaries of Vitamin Shoppe Industries (together with Vitamin Shoppe Industries, collectively, the “Borrowers”) and Valor Acquisition, LLC (“Parent”), the direct parent of Vitamin Shoppe Industries, entered into a Loan and Security Agreement (the “Term Loan Agreement”) with the lenders from time to time party thereto (the “Term Loan Lenders”) and GACP Finance Co., LLC, as agent (“Term Loan Agent”). The Term Loan Agreement provided for a $70.0 million senior secured term loan (the “Term Loan”) to be made by the Term Loan Lenders to the Borrowers on December 16, 2019. The proceeds of the Term Loan were used to consummate the Merger (as defined below) and to pay fees and expenses in connection with the Merger and the Term Loan.

Each Borrower’s obligations under the Term Loan Agreement are guaranteed by Parent and each other Borrower pursuant to a Guaranty Agreement (the “Term Loan Guaranty”), dated December 16, 2019, among the Borrowers, Parent and the Term Loan Agent. The obligations of the Borrowers under the Term Loan Agreement are secured by substantially all of the assets of the Borrowers and Parent pursuant to the Term Loan Agreement and a Pledge Agreement (the “Term Loan Pledge”), dated December 16, 2019, among the Borrowers, Parent and the Term Loan Agent. An Intercreditor Agreement (the “Intercreditor Agreement”), dated December 16, 2019, sets forth the relative priorities of the security interests granted with respect to the Term Loan and those granted with respect to the ABL Revolver (as defined below). The security interest granted to the Term Loan Agent (for itself and the Term Loan Lenders) is senior that that granted to the ABL Agent (as defined below) (for itself and the ABL Lenders (as defined below)) with respect to, among other assets, fixtures, equipment, equity interests in subsidiaries of Vitamin Shoppe Industries and intellectual property.

The Term Loan will mature on December 16, 2022, unless the maturity is accelerated subject to the terms set forth in the Term Loan Agreement. The Term Loan will bear interest at a rate per annum based on LIBOR for an interest period of one month (or, during the continuance of an event of default, an alternate base rate determined as provided in the Term Loan Agreement), plus an interest rate margin of 9.0%, with a 2.0% LIBOR (or alternate base rate) floor. Interest is payable in arrears on the first business day of each calendar month.

The Borrowers are required to repay the Term Loan in equal fiscal quarterly installments of $4.25 million on the last business day of each fiscal quarter, commencing with the fiscal quarter ending March 28, 2020. Further, the Borrowers are required to prepay the Term Loan (i) with 60% of consolidated excess cash flow on a fiscal quarterly basis (less voluntary prepayments already made), up to a maximum of $12.5 million in any fiscal year, and (ii) subject to the Intercreditor Agreement, with the net cash proceeds of certain other customary prepayment events (subject to certain customary reinvestment rights). Such fixed quarterly installments and excess cash flow prepayments cease to be required (subject to certain exceptions) if the then outstanding aggregate principal amount of the term loan is less than or equal to the lesser of $25 million and a specified borrowing base based on the Borrowers’ eligible credit card receivables, accounts, inventory and equipment, less certain reserves. All repayments or prepayments (whether voluntary or mandatory) of the Term Loan, other than the fixed quarterly installments and excess cash flow prepayments, are subject to early repayment fees.

If the outstanding aggregate principal amount of the Term Loan at any time exceeds a specified borrowing base, set at $70.0 million until January 10, 2020, and thereafter based on Borrowers’ eligible credit card receivables, accounts, inventory, equipment and intellectual property, less certain reserves, the Agent must instruct the ABL Agent to implement a reserve against the borrowing base under the ABL Agreement (as defined below) in the amount of such excess, and if such reserve is not implemented, the Borrowers are required to repay the amount of such excess.

The Term Loan Agreement and Term Loan Pledge include customary affirmative, negative, and financial covenants binding on the Borrowers and Parent, including delivery of financial statements, borrowing base certificates and other reports. The negative covenants limit the ability of the Borrowers and Parent, among other things, to incur debt, incur liens, make investments, sell assets, pay dividends on its capital stock and enter into transactions with affiliates. The financial covenants set forth in the Term Loan Agreement include a limit on capital expenditures in each fiscal year, a minimum consolidated liquidity requirement to be tested weekly and a minimum consolidated EBITDA requirement to be tested at the end of each fiscal quarter, in each case with respect to Borrowers and Parent. In addition, the Term Loan Agreement includes customary events of default, the occurrence of which may require that the Borrowers pay an additional 3.0% interest on the Term Loan. The Term Loan Agreement includes a passive holding company covenant with respect to Parent.

The foregoing descriptions are subject to, and qualified in their entirety by, the full text of each of the Term Loan Agreement and the Intercreditor Agreement which are incorporated herein by reference to Exhibits 10.1 – 10.2, respectively.

Vitamin Shoppe ABL Revolver

On December 16, 2019, the Borrowers and Parent entered into a Second Amended and Restated Loan and Security Agreement (the “ABL Agreement”) with the lenders from time to time party thereto (the “ABL Lenders”) and JPMorgan Chase Bank, N.A., as agent (“ABL Agent”). The ABL Agreement provides for a senior secured revolving loan facility (the “ABL Revolver”) with commitments available to the Borrowers of the lesser of (i) $100.0 million and (ii) a specified borrowing base based on the Borrowers’ eligible credit card receivables, accounts and inventory, less certain reserves, and as to each of clauses (i) and (ii), less a $10.0 million availability block. The Borrowers borrowed $70.0 million on December 16, 2019, the proceeds of which were used to consummate the Merger and to pay fees and expenses in connection with the Merger and the ABL Revolver. The ABL Agreement amended and restated the existing Amended and Restated Loan and Security Agreement (the “Existing ABL Agreement”), dated as of January 20, 2011, among the Borrowers, the lenders party thereto and the ABL Agent.

Each Borrower’s obligations under the ABL Agreement are guaranteed by Parent and each other Borrower pursuant to an Amended and Restated Guaranty Agreement (the “ABL Guaranty”), dated December 16, 2019, among the Borrowers, Parent and the ABL Agent. The obligations of the Borrowers under the ABL Agreement are secured by substantially all of the assets of the Borrowers and Parent pursuant to the ABL Agreement and a Second Amended and Restated Stock Pledge Agreement (the “ABL Pledge”), dated December 16, 2019, among the Borrowers, Parent and the ABL Agent. The ABL Guaranty and ABL Pledge amend and restate certain existing guaranty agreements and stock pledge agreements relating to the Existing ABL Agreement. The Intercreditor Agreement sets forth the relative priorities of the security interests granted with respect to the ABL Revolver and those granted with respect to the Term Loan. The security interest granted to the ABL Agent (for itself and the ABL Lenders) is senior that that granted to the Term Loan Agent (for itself and the Term Loan Lenders) with respect to, among other assets, accounts, inventory and deposit accounts.

The ABL Revolver will mature on December 16, 2022, unless the maturity is accelerated subject to the terms set forth in the ABL Agreement. Borrowings under the ABL Revolver will, at the option of Vitamin Shoppe Industries, bear interest at either (i) a rate per annum based on LIBOR for an interest period of one, two, three or six months, plus an interest rate margin that ranges from 1.25% to 1.75%, depending on excess availability (a “LIBOR Loan”), with a 0.0% LIBOR floor, or (ii) an alternate base rate determined as provided in the ABL Agreement, plus an interest rate margin that ranges from 0.25% to 0.75%, depending on excess availability (an “ABR Loan”), with a 1.0% alternate base rate floor. Interest on LIBOR Loans is payable in arrears at the end of each applicable interest period (and, with respect to a six-month interest period, three months after commencement of the interest period), and interest on ABR Loans is payable in arrears on the first business day of each calendar quarter.

Subject to the Intercreditor Agreement, the Borrowers are required to repay borrowings under the ABL Revolver with the net cash proceeds of certain customary events (subject to certain customary reinvestment rights). Further, if the outstanding principal amount of the borrowings under the ABL Revolver at any time exceeds the lesser of $100.0 million and the borrowing base, less, in each case, a $10.0 million availability block, the Borrowers must prepay any such excess.

The ABL Agreement and ABL Pledge include customary affirmative and negative covenants binding on the Borrowers and Parent, including delivery of financial statements, borrowing base certificates and other reports. The negative covenants limit the ability of the Borrowers and Parent, among other things, to incur debt, incur liens, make investments, sell assets, pay dividends on its capital stock and enter into transactions with affiliates. In addition, the ABL Agreement includes customary events of default, the occurrence of which may require that the Borrowers to pay an additional 2.0% interest on the borrowings under the ABL Revolver. The ABL Agreement includes a passive holding company covenant with respect to Parent.

The foregoing descriptions are subject to, and qualified in their entirety by, the full text of each of the ABL Agreement which is incorporated herein by reference to Exhibit 10.3.

Vitamin Shoppe Equity Financing

In addition, on December 16, 2019, Tributum, L.P., a Delaware limited partnership (“Tributum”) and an affiliate of Vintage Capital Management, LLC (“Vintage”) and certain other investors (collectively, the “Investors”) provided the Company with an aggregate of approximately $31.0 million of equity financing in order to partially fund the closing of the Merger (the “Closing”) and to fund certain costs and expenses related thereto (including the repurchase of the Convertible Notes following the Closing), in cash by wire transfer of immediately available funds, through purchases of shares of common stock of the Company at $12.00 per share under that certain equity commitment letter entered into on August 7, 2019, by and between the Company and Tributum (the “Equity Commitment Letter”), and $25.90 per share in connection with a separate private placement of shares of common stock (collectively, the “Equity Financing”) pursuant to certain subscription agreements (each, a “Subscription Agreement”) entered into by each Investor with the Company. The foregoing summary is subject to, and qualified in its entirety by, the full text of the forms of Subscription Agreement, which are incorporated herein by reference to Exhibit 10.4 to this Current Report on Form 8-K.

Further, on December 16, 2019, the Company and Tributum agreed to amend the Equity Commitment Letter (the “Amendment to Equity Commitment Letter”) to provide that any portion of the equity commitment from Tributum under the Equity Commitment Letter that is not funded at the Closing would remain available following the Closing to fund repurchases of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020 (the “Convertible Notes”). Such equity commitment to fund the repurchase of the Convertible Notes would remain available until the earlier to occur of (i) the Fundamental Change Repurchase Date (as defined in the Convertible Notes indenture) and (ii) February 14, 2020. The foregoing summary is subject to, and qualified in its entirety by, the full text of the Amendment to Equity Commitment Letter, which is incorporated by reference to Exhibit 10.5 to this Current Report on Form 8-K.

Amendment No. 3 to Registration Rights Agreement

In connection with the Equity Financing, on December 16, 2019, the Company entered into an Amendment No. 3 (the “RRA Amendment”), by and among the Company and the investors listed on Schedule 1 thereto, to that certain Registration Rights Agreement, dated July 10, 2019 (as amended, the “Registration Rights Agreement”). Pursuant to the terms and conditions of the RRA Amendment, (i) Schedule 1(C) of the Registration Rights Agreement was amended to add the Investors as parties thereto, (ii) the Investors were granted certain registration rights under the Registration Rights Agreement applicable to the shares of the Company’s common stock issued to such Investors in connection with the Equity Financing and (iii) the date by which the Company is required under the Registration Rights Agreement to file with the U.S. Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-1 (or Form S-3 if the Company is eligible to use Form S-3 at such time) for purposes of registering certain shares of the Company’s common stock held by certain of the parties thereto was extended. The foregoing summary of the RRA Amendment is subject to, and qualified in its entirety by, the full text of the RRA Amendment, which is incorporated herein by reference to Exhibit 10.6 to this Current Report on Form 8-K.

Revolution Asset Purchase Agreement

On December 16, 2019, Franchise Group Newco R, LLC (“Newco R”), a Delaware limited liability company and an indirect subsidiary of the Company, entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Revolution Financial, Inc. and its subsidiaries (collectively, “Revolution”), pursuant to which Newco R (or an affiliate designated by Newco R) will acquire substantially all of Revolution’s consumer lending business (the “Revolution Business” and such acquisition, the “Revolution Transaction”). In consideration for the sale of the Revolution Business, Revolution will be entitled to receive $6 million in cash at closing and, subject to certain adjustments, certain equity interests (the “Equity Consideration”) in Franchise Group Intermediate L, LLC, a Delaware limited liability company and an indirect subsidiary of the Company that is the indirect parent company of Newco R (“Intermediate L”), and Newco R will assume debt of Revolution up to an amount equal to the Revolution Business’s consumer loan portfolio as of the closing of the Revolution Transaction (the “Revolution Closing”). Consummation of the Revolution Closing is subject to certain conditions, including (i) the expiration or termination of the applicable waiting period in connection with certain specified regulatory notices, (ii) the negotiation and execution of a satisfactory warehouse line of credit to service the Revolution Business following the Revolution Closing, and (iii) other customary closing conditions for a transaction of this type. The parties to the Asset Purchase Agreement have each made customary representations and warranties in the Asset Purchase Agreement, and have agreed to indemnify each other for breaches of such representations and warranties, subject to certain specified limitations. In addition, Revolution has agreed to indemnify Newco R for any liabilities retained by Revolution in the Revolution Transaction. Newco R’s primary recourse in the event of a claim for which it is owed indemnification by Revolution under the Asset Purchase Agreement is to require the forfeiture of equity consideration, for $0, with value equal to the indemnifiable losses subject to such claim. The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is filed as 2.1 and incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 16, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated August 7, 2019 (as amended from time to time, the “Merger Agreement”), by and among Vitamin Shoppe, Inc., a Delaware corporation (“Vitamin Shoppe”), the Company, and Valor Acquisition, LLC, a Delaware limited liability company and an indirect subsidiary of the Company (“Merger Sub”), the Company and Vitamin Shoppe completed the merger of Vitamin Shoppe and Merger Sub, with Merger Sub surviving the merger as an indirect subsidiary of the Company (the “Merger”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time, each:

(i) share of common stock, par value $0.01 per share, of Vitamin Shoppe (“Vitamin Shoppe Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time (other than Owned Vitamin Shoppe Shares, Converted Vitamin Shoppe Shares, or Dissenting Vitamin Shoppe Shares) was automatically cancelled, extinguished, and converted into the right to receive cash in an amount equal to $6.50, without interest thereon (the “Per Share Price”), and net of certain required withholding of taxes;

(ii) Vitamin Shoppe RSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price multiplied by (b) the total number of shares of Vitamin Shoppe Common Stock subject to such Vitamin Shoppe RSU;

(iii) Vitamin Shoppe PSU outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price multiplied by (b) the number of shares of Vitamin Shoppe Common Stock subject to such Vitamin Shoppe PSU, as determined in accordance with the applicable Vitamin Shoppe PSU award agreement;

(iv) Vitamin Shoppe Option outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into and became a right to receive an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price (less the exercise price per share attributable to such Vitamin Shoppe Option) multiplied by (b) the total number of shares of Company Common Stock issuable upon exercise in full of such Vitamin Shoppe Option (with Vitamin Shoppe Options whose exercise price was equal to or greater than the Per Share Price being cancelled for no consideration); and

(v) share of Vitamin Shoppe Restricted Stock outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into an amount in cash, without interest and net of certain required withholding of taxes, equal to (a) the amount of the Per Share Price multiplied by (b) the total number of shares of Vitamin Shoppe Restricted Stock.

To the extent required, the information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K concerning the issuance of the Company’s common stock in connection with the Equity Financing, which entitled the Investors to receive, in the aggregate, approximately 2,429,316 shares of the Company’s common stock (the “Equity Securities”).

The Company relied on an exemption from registration for the issuances and sales described above pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the United States Securities Act of 1933, as amended (the “Securities Act”), because the foregoing issuances and sales did not involve a public offering, the Investors are “accredited investors” and/or had access to similar documentation and information as would be required in a registration statement under the Securities Act and the Investors acquired the Equity Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Equity Securities were offered without any general solicitation by the Company or its representatives. No underwriters or agents were involved in the foregoing issuances and sales and the Company paid no underwriting discounts or commissions. The Equity Securities issued and sold, are subject to transfer restrictions, and the certificates evidencing each Equity Security, if any, will contain an appropriate legend stating that such Equity Security has not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The Equity Securities were not registered under the Securities Act and such Equity Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

To the extent required, the information set forth in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

Press Releases

On December 16, 2019, the Company issued a press release announcing the consummation of the Merger. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 17, 2019, the Company issued a press release announcing entry into the Asset Purchase Agreement. A copy of the press release announcing entry into the Asset Purchase Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this item with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

2.1	Asset Purchase Agreement, dated as of December 16, 2019, by and among Franchise Group Newco R, LLC, the sellers listed on Schedule I thereto, and Revolution Financial, Inc. as the representative of the sellers. *

10.1	Loan and Security Agreement dated as of December 16, 2019, by and between GACP II, LP, a Delaware limited partnership (“Lender(s)”), Vitamin Shoppe Industries LLC, a New York limited liability company (“VSI”), Vitamin Shoppe Mariner, LLC, a Delaware limited liability company (“VSM”), Vitamin Shoppe Global, LLC, a Delaware limited liability company (“VSG”), Vitamin Shoppe Florida, LLC, a Delaware limited liability company (“VSF”), Betancourt Sports Nutrition, LLC, a Florida limited liability company (“BSN”) and Vitamin Shoppe Procurement Services, LLC, a Delaware limited liability company (“VSP”) (“VSP” together with VSI, VSM, VSF, and BSN, the “Borrowers”), Valor Acquisition, LLC, a Delaware corporation (“Guarantor”), and GACP Finance Co., LLC, a Delaware limited liability company (“Agent”).

10.2	Intercreditor Agreement dated as of December 16, 2019, by and between Lender, Borrowers, Guarantor, Agent, and GACP Finance Co., LLC, a Delaware limited liability company.

10.3	Second Amended and Restated Loan and Security Agreement dated as of December 16, 2019, by and between Lenders, Borrowers, Guarantor, and Agent.

10.4	Forms of Subscription Agreement.

10.5	Amendment to Equity Commitment Letter dated as of December 16, 2019.

10.6	Amendment No. 3 to Registration Rights Agreement dated as of December 16, 2019.

99.1	Press Release, dated December 16, 2019.

99.2	Press Release, dated December 17, 2019.

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Commission.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	Asset Purchase Agreement, dated as of December 16, 2019, by and among Franchise Group Newco R, LLC, the sellers listed on Schedule I thereto, and Revolution Financial, Inc. as the representative of the sellers. *

10.1	Loan and Security Agreement dated as of December 16, 2019, by and between GACP II, LP, a Delaware limited partnership (“Lender(s)”), Vitamin Shoppe Industries LLC, a New York limited liability company (“VSI”), Vitamin Shoppe Mariner, LLC, a Delaware limited liability company (“VSM”), Vitamin Shoppe Global, LLC, a Delaware limited liability company (“VSG”), Vitamin Shoppe Florida, LLC, a Delaware limited liability company (“VSF”), Betancourt Sports Nutrition, LLC, a Florida limited liability company (“BSN”) and Vitamin Shoppe Procurement Services, LLC, a Delaware limited liability company (“VSP” together with VSI, VSM, VSF, and BSN, the “Borrowers”), Valor Acquisition, LLC, a Delaware corporation (“Guarantor”), GACP Finance Co., and LLC, a Delaware limited liability company (“Agent”).

10.2	Intercreditor Agreement dated as of December 16, 2019, by and between Lender, Borrowers, Guarantor, Agent, and GACP Finance Co., LLC, a Delaware limited liability company.

10.3	Second Amended and Restated Loan and Security Agreement dated as of December 16, 2019, by and between Lenders, Borrowers, Guarantor, and Agent.

10.4	Forms of Subscription Agreement.

10.5	Amendment to Equity Commitment Letter dated as of December 16, 2019.

10.6	Amendment No. 3 to Registration Rights Agreement dated as of December 16, 2019.

99.1	Press Release, dated December 16, 2019.

99.2	Press Release, dated December 17, 2019.

*

Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Asset Purchase Agreement have been omitted from this Report and will be furnished supplementally to the Securities and Exchange Commission upon request by the Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCHISE GROUP, INC.

By:	/s/ Brian R. Kahn
President and CEO

Dated: December 17, 2019